SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 12, 2010
Date of Report (Date of earliest event reported)

GUINNESS EXPLORATION, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53375
(Commission File Number)

98-0465540
 (IRS Employer Identification Number)

P.O. Box 1910 – Level 7 Anzac House, 181 Willis Street
Wellington, New Zealand 6140
(Address of principal executive offices)

509.252.9157
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 – Entry into a Material Definitive Agreement

And

SECTION 2 – FINANCIAL INFORMATION
Item 2.01 – Completion of Acquisition or Disposal of Assets

On October 12, 2010 Guinness Exploration Inc. (“Guinness” or the “Company”) executed a Letter of Intent (“LOI”) with Ansell Capital Corp. (“Ansell”), TSX: ACP, and Eagle Trail Properties Inc. (“Eagle Trail”) wherein Ansell will provide funding for development of the Charlotte Project (formerly named the “Nantawa Project”) in the Mount Nansen area of the Whitehorse Mining Division, of the Yukon Territory.

Under the LOI, Ansell will be allowed to acquire up to an 85% undivided interest in the 128 mineral claims which form the Charlotte Project. 49% of the interest to be acquired, can be acquired by Ansell paying to Eagle Trail the sum of Cdn$1,000,000, issuing 12,000,000 units of Ansell to Eagle Trail and by expending Cdn$5,000,000 on exploration of the Property within 3 years from the LOI Effective Date, of which Cdn$2,000,000 is to be spent in the first year. Of the cash consideration, Cdn$500,000 is payable on the LOI Effective Date and the remainder is payable 14 months thereafter. The 12,000,000 units of Ansell are due to be issued to Eagle Trail on the LOI Effective Date. Each unit of Ansell to be issued to Eagle Trail will consist of one common share and 0.67 share purchase warrants with one full warrant being exercisable to purchase one additional common share of Ansell at a price of Cdn$0.30 in the first year and Cdn$0.35 in the second year.

Upon approval by the Canadian TSX Venture Exchange, Ansell will become the Operator of the project. Subject to Ansell first acquiring the 49% undivided interest in and to the Property, Ansell has received the further right to increase its interests to an 85% undivided interest of which 26% can be earned by Ansell delivering to Eagle Trail and Guinness a bankable Feasibility Study on the Property and the final 10% can be earned by Ansell placing the Charlotte Project into commercial production. The Transaction is subject to prior TSX Venture Exchange approval and for the purposes of the LOI, the Effective Date is defined in the LOI as the date TSX Venture Exchange approval is obtained to the Transaction. Under the Nantawa Agreement between Guinness and Eagle Trails signed November 19, 2009, the Charlotte Project was encumbered with a 3% net smelter royalty (“NSR”) due and payable to Eagle Trail. Under the LOI, Ansell has acquired the right to purchase 1% of this NSR in consideration of the sum of Cdn$1,500,000 provided Ansell has first acquired a 75% undivided interest in and to the Charlotte Project.

Subject to Ansell acquiring an 85% interest in and to the Charlotte Project, Guinness will retain a 7% carried working interest in and to the Charlotte Project and Eagle Trail will retain an 8% carried working interest.

The terms of acquisition are subject to Ansell receiving a technical report on the Property prepared in compliance with Canadian Securities Administrators’ National Instrument 43-101 satisfactory to the TSX Venture Exchange and the Transaction being accepted by the TSX Venture Exchange for filing on or before February 1st, 2011. John Hiner, B.Sc., L.Geo. is the Qualified Person, as defined under Canadian NI 43-101 standards, and will be responsible for the preparation of the technical information required by the LOI.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Material Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown,
President & Chief Executive Officer
Dated:  October 14, 2010